FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES QUARTERLY EARNINGS PER SHARE OF $0.46, UP 28% FROM THE SECOND QUARTER; DECLARES CASH DIVIDEND

NORWICH, NY (October 22, 2007) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the three months ended September 30, 2007 was $15.1 million, up $3.1 million or 25.6%, from the three months ended June 30, 2007.  Net income per diluted share for the three months ended September 30, 2007, was $0.46 per share, compared with $0.36 per share for the previous quarter.  Return on average assets and return on average equity were 1.17% and 15.41%, respectively, for the three months ended September 30, 2007, compared with 0.95% and 11.90%, respectively, for the three months ended June 30, 2007.  The increase in net income on a linked quarter basis, was primarily the result of a $5.0 million decrease in the provision for loan and lease losses and a $2.5 million increase in noninterest income.  This was partially offset by a $3.2 million increase in noninterest expense from the previous period.

Net income for the three months ended September 30, 2007 was $15.1 million, up 4.2% or $0.6 million from net income of $14.5 million reported for the same period in 2006.  Net income per diluted share for the three months ended September 30, 2007, was $0.46 per share, compared with $0.43 per share for the same period in 2006.  Return on average assets and return on average equity were 1.17% and 15.41%, respectively, for the three months ended September 30, 2007, compared with 1.15% and 14.89%, respectively, for the same period in 2006. The increase in net income for the three months ended September 30, 2007 compared to the same period last year, was primarily the result of a $4.0 million increase in noninterest income.  This increase in noninterest income was partially offset by a $2.3 million increase in provision for loan and lease losses and a $1.3 million increase in noninterest expense.

Net income for the nine months ended September 30, 2007 was $41.3 million, down 2.3% or $1.0 million from net income of $42.3 million reported for the same period in 2006.  Net income per diluted share for the nine month period ended September 30, 2007 was $1.22 per share, compared with $1.24 per share for the same period in 2006. Return on average assets and return on average equity were 1.08% and 13.77%, respectively, for the nine months ended September 30, 2007, compared with 1.16% and 14.93%, respectively, for the same period in 2006. The decrease in net income for the nine months ended September 30, 2007 was primarily the result of a $10.7 million increase in provision for loan and lease losses compared to the same period last year.  This increase in expense was partially offset by a $6.9 million increase in noninterest income and a $2.0 million decrease in noninterest expense.

The comparability of financial information for the nine months ended September 30, 2007 and 2006, is affected by the acquisition of CNB Bancorp, Inc. (“CNB”). Operating results include the operations of CNB from the date of acquisition, which was February 10, 2006.

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at September 30, 2007 were $30.7 million or 0.90% of total loans and leases compared with $34.4 million or 1.00% at June 30, 2007, $15.3 million or 0.45% of total loans and leases at December 31, 2006, and $14.5 million or 0.43% of total loans and leases at September 30, 2006.  The increase during the second quarter of 2007 was primarily due to the addition of one owner-occupied commercial real estate relationship and several dairy credits during the quarter.  The decrease in nonperforming loans during the third quarter was due primarily to commercial loan charge-offs and payoffs during the period as well as loan sales.  Annualized net charge-offs to average loans and leases for the nine months ended September 30, 2007, were 0.49%, compared with 0.21% for the nine months ended September 30, 2006 and 0.26% for the year ended December 31, 2006.  The Company’s allowance for loan and lease losses was 1.60% of loans and leases at September 30, 2007, compared with 1.50% at September 30, 2006, and 1.48% at December 31, 2006.

For the three months and nine months ended September 30, 2007, the provision for loan and lease losses totaled $4.8 million and $16.7 million, respectively, compared with $2.5 million and $5.9 million for the same periods in 2006.  The increase in the provision is primarily due to the increase in nonperforming loans and charge-offs.

Net Interest Income

Net interest income was up 0.1% to $41.2 million for the three months ended September 30, 2007, compared with $40.9 million for the same period a year ago.  Despite a decrease in the Company’s FTE net interest margin, from 3.60% for the three months ended September 30, 2006, to 3.56% for the same period in 2007, the Company experienced a slight increase in net interest income that was primarily attributable to a 2.0% growth in average earning assets.  The growth in average earning assets was due primarily to consumer loan growth.

Net interest income was up 0.1% to $123.2 million for the nine months ended September 30, 2007, compared with $122.4 million for the same period a year ago. Despite a decrease in the Company’s fully taxable equivalent (FTE) net interest margin, from 3.73% for the nine months ended September 30, 2006, to 3.61% for the same period in 2007, the Company experienced a slight increase in net interest income that was primarily attributable to a 4.5% growth in average earning assets.  The growth in average earning assets was due primarily to consumer loan growth.

The decline in the net interest margin from the prior year is due largely to the effect from our borrowings, money market accounts and time deposits repricing in a higher interest rate environment. Earning assets, particularly those tied to a fixed rate, have not realized the benefit of the higher interest rate environment, since yields on earning assets with terms of three years or longer have remained relatively flat during this period. Given the 50 basis point cut in the Federal Funds Target Rate by the Federal Reserve in September 2007, the Company expects that its margin and net interest income to remain relatively flat for the next several quarters.

Noninterest Income

Noninterest income for the three months ended September 30, 2007, was $16.5 million, up $4.0 million or 32.0% from $12.5 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $2.0 million resulting from the focus on enhancing fee income through various initiatives.  In addition, trust administration income increased $0.3 million for the three months ended September 30, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Net securities gains for the three months ended September 30, 2007, were $1.5 million compared with nominal net securities gains for the same period in 2006.  Excluding the effect of these securities transactions, noninterest income increased $2.5 million, or 20.2%, for the three months ended September 30, 2007, compared with the same period in 2006.

Noninterest income for the nine months ended September 30, 2007, was $43.2 million, up $6.9 million or 19.0% from $36.3 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $3.2 million as the company focused on enhancing fee income through various initiatives.  In addition, trust administration income increased $0.7 million for the nine months ended September 30, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Retirement plan administration fees for the nine months ended September 30, 2007, increased $0.7 million, compared with the same period in 2006, as a result of our growing client base.Net securities gains for the nine months ended September 30, 2007, were $1.5 million compared with net securities losses of $0.9 million for the same period in 2006.  Excluding the effect of these securities transactions, noninterest income increased $4.5 million, or 12.1%, for the nine months ended September 30, 2007, compared with the same period in 2006.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended September 30, 2007, was $31.2 million, up from $29.9 million for the same period in 2006. This 4.4% increase was principally the result of an increase in professional fees and outside services of $0.6 million, or 38.7%, from 2006 due primarily to fees and costs related to the aforementioned noninterest income initiatives.  In addition, other operating expense for the three months ended September 30, 2007 was $3.4 million, up from $3.0 million for the same period in 2006.  This increase reflects the netting effect in 2006 of flood-related insurance recoveries.  Income tax expense for the three months ended September 30, 2007, was $6.6 million, up from $6.5 million for the same period in 2006.  The effective rate for the three months ended September 30, 2007, was 30.2%, down from 30.9% for the same period in 2006.  This decrease in the effective tax rate was due to an increase in tax exempt income.

Noninterest expense for the nine months ended September 30, 2007, was $90.1 million, down from $92.1 million for the same period in 2006.  This decrease was principally the result of a decrease of $2.8 million, or 6.0%, in salaries and employee benefits.  This decrease was due primarily to a reduction in incentive compensation and pension expenses incurred in 2007.  Income tax expense for the nine months ended September 30, 2007, was $18.3 million, down from $18.4 million for the same period in 2006.  The effective rate for the nine months ended September 30, 2007, was 30.7%, up from 30.3% for the same period in 2006.  The increase in the effective tax rate for the nine months ended September 30, 2007, compared with the same period in 2006 resulted primarily from a tax refund received in the first quarter of 2006.

NBT President and CEO Martin A. Dietrich said, “I am very pleased with our strong earnings during the third quarter.  Several factors contributed to our financial performance during the period including steady growth of our noninterest income.  Our focus on minimizing our reliance on our net interest margin has resulted in continuous growth in fee income, trust income, and other noninterest income.  In addition, while our net interest margin has declined slightly, we have been able to maintain stable interest income in large part due to the growth in our earning assets.  I am proud of the efforts put forth by our dedicated employees and their commitment in what has been a demanding year, and we will strive to finish the year on a strong note.”

Balance Sheet

Total assets were $5.2 billion at September 30, 2007, up $91.9 million from $5.1 billion at September 30, 2006, and up $63.5 million from December 31, 2006.  Loans and leases were $3.4 billion at September 30, 2007, up $52.5 million or 1.6% from $3.4 billion at September 30, 2006, and up $9.6 million or 0.3% from $3.4 billion at December 31, 2006.  These increases were due primarily to an increase in consumer loans.  Total deposits were $4.0 billion at September 30, 2007, up $162.2 million or 4.3% from $3.8 billion at September 30, 2006, and up $153.8 million or 4.1% from $3.8 billion at December 31, 2006.  These increases were due primarily to growth in time deposits, money market accounts and demand deposit accounts. Stockholders’ equity was $385.6 million, representing total equity to total assets of 7.49% at September 30, 2007, compared with $399.5 million or total equity to total asset ratio of 7.90% at September 30, 2006, and $403.8 million or total equity to total asset ratio of 7.94% at December 31, 2006.  The decrease in stockholders’ equity was due in large part to the stock repurchase plans as mentioned below.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 2,261,267 shares of its common stock during the nine-month period ended September 30, 2007, for a total of $49.0 million at an average price of $21.65 per share.  For the three months ended September 30, 2007, the Company purchased 1,160,900 shares of its common stock for a total of $23.9 million at an average price of $20.60 per share.  At September 30, 2007, there were 475,880 shares available for repurchase under previously announced plans.

Dividend Declared

The NBT Board of Directors declared a fourth-quarter cash dividend of $0.20 per share at a meeting held today.  The dividend will be paid on December 15, 2007, to shareholders of record as of December 1, 2007.

Corporate Overview

NBT is a financial holding company headquartered in Norwich, NY, with total assets of $5.2 billion at September 30, 2007. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 119 locations, including 81 NBT Bank offices in upstate New York and 38 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. Hathaway Insurance Agency, Inc., based in Gloversville, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.hathawayagency.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2007	2006	Net Change	Percent Change
	(dollars in thousands, except per share data)

Nine Months Ended September 30,
Net Income	$41,343	$42,299	$(956)	-2%
Diluted Earnings Per Share	$1.22	$1.24	$(0.02)	-2%
Weighted Average Diluted Common Shares Outstanding	33,765,835	34,140,004	-374,169	-1%
Return on Average Assets (1)	1.08%	1.16%	-0.08%	-7%
Return on Average Equity (1)	13.77%	14.93%	-1.16%	-8%
Net Interest Margin (2)	3.61%	3.73%	-0.12%	-3%

Three Months Ended September 30,
Net Income	$15,147	$14,542	$605	4%
Diluted Earnings Per Share	$0.46	$0.43	$0.03	7%
Weighted Average Diluted Common Shares Outstanding	32,921,286	34,196,917	-1,275,631	-4%
Return on Average Assets (1)	1.17%	1.15%	0.02%	2%
Return on Average Equity (1)	15.41%	14.89%	0.52%	3%
Net Interest Margin (2)	3.56%	3.60%	-0.04%	-1%

Asset Quality	September 30,	December 31,	September 30,
	2007	2006	2006
Nonaccrual Loans	$29,087	$13,665	$12,403
90 Days Past Due and Still Accruing	$1,620	$1,642	$2,047
Total Nonperforming Loans	$30,707	$15,307	$14,450
Other Real Estate Owned (OREO)	$917	$389	$395
Total Nonperforming Assets	$31,624	$15,696	$14,845
Allowance for Loan and Lease Losses	$54,808	$50,587	$50,646
Year-to-Date (YTD) Net Charge-Offs	$12,433	$8,673	$5,130
Allowance for Loan and Lease Losses to Total Loans and Leases	1.60%	1.48%	1.50%
Total Nonperforming Loans to Total Loans and Leases	0.90%	0.45%	0.43%
Total Nonperforming Assets to Total Assets	0.61%	0.31%	0.29%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	178.49%	330.48%	350.49%
Annualized Net Charge-Offs to YTD Average Loans and Leases	0.49%	0.26%	0.21%

Capital
Equity to Assets	7.49%	7.94%	7.90%
Book Value Per Share	$11.97	$11.79	$11.73
Tangible Book Value Per Share	$8.43	$8.42	$8.33
Tier 1 Leverage Ratio	7.06%	7.57%	7.38%
Tier 1 Capital Ratio	9.77%	10.42%	10.15%
Total Risk-Based Capital Ratio	11.02%	11.67%	11.40%

Quarterly Common Stock Price	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31	$25.81	$21.73	$23.90	$21.02	$25.66	$21.48
June 30	$23.45	$21.80	23.24	21.03	24.15	20.10
September 30	$23.80	$17.10	24.57	21.44	25.50	22.79
December 31			26.47	22.36	23.79	20.75

(1) Annualized
(2) Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2007	2006	Net Change	Percent Change
	(dollars in thousands, except per share data)
Balance Sheet as of September 30,
Loans and Leases	$3,422,217	$3,369,732	$52,485	2%
Earning Assets	$4,757,886	$4,673,441	$84,445	2%
Total Assets	$5,151,072	$5,059,171	$91,901	2%
Deposits	$3,950,065	$3,787,863	$162,202	4%
Stockholders’ Equity	$385,646	$399,549	$(13,903)	-3%

Average Balances
Nine Months Ended September 30,
Loans and Leases	$3,419,983	$3,271,095	$148,888	5%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,131,533	$1,107,417	$24,116	2%
Securities Held To Maturity	$144,693	$108,601	$36,092	33%
Regulatory Equity Investment	$33,668	$40,260	$(6,592)	-16%
Short-Term Interest Bearing Accounts	$8,523	$8,327	$196	2%
Total Earning Assets	$4,738,400	$4,535,700	$202,700	4%
Total Assets	$5,096,608	$4,878,785	$217,823	4%
Interest Bearing Deposits	$3,273,359	$3,002,756	$270,603	9%
Non-Interest Bearing Deposits	$633,572	$610,265	$23,307	4%
Short-Term Borrowings	$279,443	$343,557	$(64,114)	-19%
Long-Term Borrowings	$453,457	$489,710	$(36,253)	-7%
Total Interest Bearing Liabilities	$4,006,259	$3,836,023	$170,236	4%
Stockholders’ Equity	$401,310	$379,740	$21,570	6%

Average Balances
Quarter Ended September 30,
Loans and Leases	$3,437,798	$3,361,676	$76,122	2%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,142,009	$1,134,668	$7,341	1%
Securities Held To Maturity	$144,713	$126,654	$18,059	14%
Regulatory Equity Investment	$33,637	$40,070	$(6,433)	-16%
Short-Term Interest Bearing Accounts	$7,714	$9,869	$(2,155)	-22%
Total Earning Assets	$4,765,871	$4,672,937	$92,934	2%
Total Assets	$5,122,096	$5,029,197	$92,899	2%
Interest Bearing Deposits	$3,267,440	$3,154,865	$112,575	4%
Non-Interest Bearing Deposits	$656,176	$625,282	$30,894	5%
Short-Term Borrowings	$322,245	$313,099	$9,146	3%
Long-Term Borrowings	$429,459	$493,580	$(64,121)	-13%
Total Interest Bearing Liabilities	$4,019,144	$3,961,544	$57,600	1%
Stockholders’ Equity	$389,863	$387,771	$2,092	1%

NBT Bancorp Inc. and Subsidiaries	September 30,	December 31,	September 30,
Consolidated Balance Sheets (unaudited)	2007	2006	2006
(in thousands)

ASSETS
Cash and due from banks	$139,453	$130,936	$143,678
Short term interest bearing accounts	9,028	7,857	7,999
Securities available for sale, at fair value	1,146,524	1,106,322	1,111,473
Securities held to maturity (fair value of $143,483, $136,287 and$134,775 at September 30, 2007, December 31, 2006 and September 30, 2006, respectively)	143,447	136,314	134,608
Federal Reserve and Federal Home Loan Bank stock	33,218	38,812	39,488
Loans and leases	3,422,217	3,412,654	3,369,732
Less allowance for loan and lease losses	54,808	50,587	50,646
Net loans and leases	3,367,409	3,362,067	3,319,086
Premises and equipment, net	64,406	66,982	66,988
Goodwill	103,400	103,356	102,858
Intangible assets, net	10,585	11,984	12,873
Bank owned life insurance	43,134	41,783	41,344
Other assets	90,468	81,159	78,776
TOTAL ASSETS	$5,151,072	$5,087,572	$5,059,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$671,729	$646,377	$634,308
Savings, NOW, and money market	1,595,622	1,566,557	1,577,510
Time	1,682,714	1,583,304	1,576,045
Total deposits	3,950,065	3,796,238	3,787,863
Short-term borrowings	305,865	345,408	324,461
Long-term debt	377,119	417,728	417,753
Trust preferred debentures	75,422	75,422	75,422
Other liabilities	56,955	48,959	54,123
Total liabilities	4,765,426	4,683,755	4,659,622

Total stockholders' equity	385,646	403,817	399,549

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,151,072	$5,087,572	$5,059,171

	Three months ended		Nine months ended
NBT Bancorp Inc. and Subsidiaries	September 30,		September 30,
Consolidated Statements of Income (unaudited)	2007	2006	2007	2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$61,183	$59,329	$181,680	$169,247
Securities available for sale	13,847	13,342	40,876	38,303
Securities held to maturity	1,471	1,293	4,440	3,321
Other	680	724	2,139	1,954
Total interest, fee and dividend income	77,181	74,688	229,135	212,825
Interest expense:
Deposits	27,062	24,052	79,996	62,146
Short-term borrowings	3,885	3,828	9,895	11,876
Long-term debt	3,770	4,603	12,253	12,972
Trust preferred debentures	1,277	1,285	3,817	3,423
Total interest expense	35,994	33,768	105,961	90,417
Net interest income	41,187	40,920	123,174	122,408
Provision for loan and lease losses	4,788	2,480	16,654	5,911
Net interest income after provision for loan and lease losses	36,399	38,440	106,520	116,497
Noninterest income:
Trust	1,701	1,425	4,930	4,242
Service charges on deposit accounts	6,195	4,460	15,600	13,172
ATM and debit card fees	2,159	1,888	6,096	5,322
Broker/dealer and insurance revenue	1,027	1,024	3,203	2,899
Net securities gains (losses)	1,484	7	1,500	(905)
Bank owned life insurance income	467	431	1,351	1,204
Retirement plan administration fees	1,586	1,450	4,779	4,112
Other	1,908	1,832	5,750	6,251
Total noninterest income	16,527	12,517	43,209	36,297
Noninterest expense:
Salaries and employee benefits	15,876	15,628	44,862	47,711
Office supplies and postage	1,354	1,275	3,984	3,912
Occupancy	2,928	3,044	8,682	8,779
Equipment	1,797	2,040	5,567	6,263
Professional fees and outside services	2,256	1,627	5,840	5,259
Data processing and communications	2,779	2,637	8,501	7,988
Amortization of intangible assets	413	471	1,232	1,260
Loan collection and other real estate owned	431	222	1,036	722
Other operating	3,393	2,974	10,409	10,190
Total noninterest expense	31,227	29,918	90,113	92,084
Income before income taxes	21,699	21,039	59,616	60,710
Income taxes	6,552	6,497	18,273	18,411
Net income	$15,147	$14,542	$41,343	$42,299
Earnings Per Share:
Basic	$0.46	$0.43	$1.23	$1.25
Diluted	$0.46	$0.43	$1.22	$1.24

NBT Bancorp Inc. and Subsidiaries	3Q	2Q	1Q	4Q	3Q
Quarterly Consolidated Statements of Income (unaudited)	2007	2007	2007	2006	2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$61,183	$60,689	$59,808	$60,795	$59,329
Securities available for sale	13,847	13,562	13,467	13,296	13,342
Securities held to maturity	1,471	1,525	1,444	1,409	1,293
Other	680	719	740	517	724
Total interest, fee and dividend income	77,181	76,495	75,459	76,017	74,688
Interest expense:
Deposits	27,062	26,950	25,984	25,652	24,052
Short-term borrowings	3,885	2,918	3,092	3,572	3,828
Long-term debt	3,770	3,997	4,486	4,091	4,603
Trust preferred debentures	1,277	1,272	1,268	1,277	1,285
Total interest expense	35,994	35,137	34,830	34,592	33,768
Net interest income	41,187	41,358	40,629	41,425	40,920
Provision for loan and lease losses	4,788	9,770	2,096	3,484	2,480
Net interest income after provision for loan and lease losses	36,399	31,588	38,533	37,941	38,440
Noninterest income:
Trust	1,701	1,792	1,437	1,387	1,425
Service charges on deposit accounts	6,195	4,936	4,469	4,418	4,460
ATM and debit card fees	2,159	2,041	1,896	1,764	1,888
Broker/dealer and insurance fees	1,027	1,093	1,083	1,037	1,024
Net securities gains (losses)	1,484	21	(5)	30	7
Bank owned life insurance income	467	450	434	425	431
Retirement plan administration fees	1,586	1,601	1,592	1,424	1,450
Other	1,908	2,058	1,784	1,847	1,832
Total noninterest income	16,527	13,992	12,690	12,332	12,517
Noninterest expense:
Salaries and employee benefits	15,876	13,022	15,964	15,166	15,628
Office supplies and postage	1,354	1,334	1,296	1,418	1,275
Occupancy	2,928	2,585	3,169	2,739	3,044
Equipment	1,797	1,837	1,933	2,069	2,040
Professional fees and outside services	2,256	1,926	1,658	2,502	1,627
Data processing and communications	2,779	2,845	2,877	2,466	2,637
Amortization of intangible assets	413	410	409	389	471
Loan collection and other real estate owned	431	228	377	629	222
Other operating	3,393	3,827	3,189	3,504	2,974
Total noninterest expense	31,227	28,014	30,872	30,882	29,918
Income before income taxes	21,699	17,566	20,351	19,391	21,039
Income taxes	6,552	5,502	6,219	5,743	6,497
Net income	$15,147	$12,064	$14,132	$13,648	$14,542
Earnings per share:
Basic	$0.46	$0.36	$0.41	$0.40	$0.43
Diluted	$0.46	$0.36	$0.41	$0.40	$0.43